EXHIBIT 99

BULL RUN CORPORATION
4370 Peachtree Road, N.E.
Atlanta, Georgia 30319-3099
(404) 266-8333

News Release December 8, 2003

BULL RUN CORPORATION RECEIVES NASDAQ DELISTING NOTICE

Company Appeals Staff Decision to Listing Qualifications Panel

Atlanta, Georgia - Bull Run Corporation (Nasdaq: BULL) today announced it has received a Nasdaq Staff Determination indicating that the Company fails to comply with the minimum stockholders’ equity requirement for continued listing set forth in Marketplace Rule 4310(c)(2)(B), and that its securities are therefore, subject to delisting from The Nasdaq SmallCap Market. The Company has requested a hearing before a Nasdaq Listing Qualifications Panel to review the Staff Determination. There can be no assurance the Panel will grant the Company’s request for continued listing.

No delisting action will be taken by Nasdaq until such time as the Company’s appeal can be heard. The Company expects that the hearing will be scheduled for a date within the next 45 days. If delisted from the Nasdaq SmallCap Market, the Company’s securities may be immediately eligible for quotation on the OTC Bulletin Board.

Forward-Looking Statements
Certain statements in this press release are “forward looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are not guaranties of future events, and involve risks and uncertainties, including, without limitation, determinations and actions of the Nasdaq Stock Market Staff and the Listing Qualifications Panel and the ability of the Company to effect transactions that would timely restore its stockholders’ equity to a level that meets the Nasdaq SmallCap Market requirement.

Contact: Robert S. Prather, Jr., Bull Run’s President & Chief Executive Officer, at (404) 266-8333 or Frederick J. Erickson, Bull Run’s VP-Finance & Chief Financial Officer, at (704) 602-3107.

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